UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 3, 2005 (October 3, 2005)
WELLSFORD REAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)
Maryland

(State or Other Jurisdiction of Incorporation)
1-12917	13-3926898

(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 838-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2005, the Board of Directors (the “Board”) of Wellsford Real Properties, Inc. (the “Company”) amended and restated the Bylaws of the Company to change the date for the annual meeting to the period between November 1 through November 30.

Item 8.01	Other Events.

On October 3, 2005, the Company announced that the purchaser of the three operating residential phases of the Palomino Park project has completed their due diligence and the purchase price remains at $176 million. Closing of the sale remains subject to the approval of the Company’s stockholders at its next stockholders’ meeting of its Plan of Liquidation (“the Plan”).

In May 2005, the Company reported that its Board approved the Plan and that stockholders could receive $18.00 to $20.50 per share in total distributions over the liquidation period, including an initial distribution of $12.00 to $14.00 per share within 30 days after the closing of the sale of the three rental phases of Palomino Park. After considering the net effects of the Palomino Park transaction, the previously announced redemption of a joint venture interest and the previously announced decision to continue as a public company with the related additional costs as such, management has determined, assuming that the Palomino Park transaction is ultimately consummated, that the initial distribution will be at $14.00 per share and has modified its current estimate of the range of total distributions that stockholders could receive to $18.50 to $21.00 per share over the liquidation period.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits
		3.4	Amended and Restated Bylaws of the Company.
99.1	Press release dated October 3, 2005 announcing the completion of due diligence by the purchaser of the three operating residential phases of the Palomino Park project and an increase in the estimated liquidation range.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WELLSFORD REAL PROPERTIES, INC.

	By:	/s/ James J. Burns
James J. Burns Senior Vice President, Chief Financial Officer
Date: October 3, 2005

Exhibit 99.1
WELLSFORD REAL PROPERTIES, INC. 535 MADISON AVENUE• 26TH FLOOR • NEW YORK • NY 10022 212-838-3400 FAX 212-421-7244
FOR IMMEDIATE RELEASE:
WELLSFORD REAL PROPERTIES, INC. ANNOUNCES THE COMPLETION OF PALOMINO PARK PROPERTY DUE DILIGENCE BY PURCHASER WRP Increases Estimated Liquidation Range
NEW YORK, October 3, 2005, Wellsford Real Properties, Inc. (AMEX:WRP) announced today that the purchaser of the three operating residential rental phases of the Palomino Park project has completed their due diligence and the purchase price remains at $176 million. Closing of the sale remains subject to the approval by WRP's stockholders at its next stockholders’ meeting of its Plan of Liquidation (“the Plan”).

Palomino Park is a five phase, 1,707 unit multifamily residential development in Highlands Ranch, a southern suburb of Denver, Colorado. The five phases include (i) the three operating residential rental phases comprising 1,184 units with a total of 1.3 million square feet (Blue Ridge, Red Canyon and Green River), which are under contract for sale, (ii) the 264 unit Silver Mesa phase was converted into condominiums (and is completely sold out) and (iii) the 259 unit Gold Peak phase which is being retained by WRP and is currently under construction as for-sale condominiums.

In May 2005, WRP reported that its Board of Directors approved the Plan and that stockholders could receive $18.00 to $20.50 per share in total distributions over the liquidation period, including an initial distribution of $12.00 to $14.00 per share within 30 days after the closing of the sale of the three rental phases of Palomino Park. After considering the net effects of the Palomino Park transaction, the previously announced redemption of a joint venture interest and the previously announced decision to continue as a public company with the related additional costs as such, management has determined, assuming that the Palomino Park transaction is ultimately consummated, that the initial distribution will be at $14.00 per share and has modified its current estimate of the range of total distributions that stockholders could receive to $18.50 to $21.00 per share over the liquidation period.

WRP is a real estate merchant banking firm headquartered in New York City, which acquires, develops, finances and operates real properties, constructs for-sale single family home and condominium developments and organizes and invests in private and public real estate companies.

This press release, together with other statements and information publicly disseminated by WRP, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended. Such forward-looking statements involve known risks, uncertainties and other factors which may cause the actual results, performance or achievements of WRP or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail in the “Risk Factors” section of WRP’s registration statement on Form S-3 (File No. 333-73874) filed with the Securities and Exchange Commission (“SEC”) on December 14, 2001, as may be amended, which is incorporated herein by reference: inability or failure of the purchaser to close the Palomino Park transaction; failure of the stockholders to approve the Plan; the Board could abandon the Plan even if it is approved by the stockholders; failure to achieve proceeds from the sales of assets to meet the estimated ranges of initial and total distributions to stockholders; the uncertainty as to the timing of sales of assets and the impact on the timing of distributions to stockholders; illiquidity of certain assets and investment; increases in expenses which would negatively impact the amount of distributions pursuant to the Plan; unknown claims and liabilities which would negatively impact the amount of distributions pursuant to the Plan; the sale of land and construction in process, rather than the construction and sale, in the normal course of business, of single family homes or condominiums which would negatively impact the amount of distributions pursuant to the Plan; and other risks listed from time to time in WRP’s reports and proxy statement filed with the SEC. Therefore, actual results could differ materially from those projected in such statements.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President – Chief Accounting Officer & Director of Investor Relations (212) 838-3400